SECURITY AGREEMENT

THIS SECURITY AGREEMENT is entered into as of [     ] ___, 2023, by KWIKCLICK, INC., a Delaware corporation (hereinafter called “Debtor”) and the holders of the Company’s Promissory Notes as defined below (each, a “Secured Party” and together, the “Secured Parties”).

WITNESSETH:

1.SECURITY INTEREST.  A security interest is hereby granted to and provided for Secured Parties in and attached to the personal property (“Collateral”) described at Paragraph 2 below to secure payment and performance of Debtor’s obligations including the indebtedness described at Paragraph 3 below.

2.COLLATERAL.  The Collateral shall include the following personal property of the Company: All IP: Patents, and applied patents, IT coding and programming for the Kwik platform and integrated modules, Kwik URL, trademark and brand, customer list. The patents are further described on Exhibit A to this Security Agreement.

3.INDEBTEDNESS.  The rights and security interest granted Secured Parties herein are security for all debts, obligations and liabilities of every kind and nature, absolute or contingent, that now are or hereafter become existing of Debtor or any of them in Secured Parties which stem from the obligation of Debtor created in the Promissory Notes between Debtor and Secured Parties, issued in May 2023. The amount owed Secured Parties pursuant to the Promissory Notes shall not exceed a total of $2,000,000.

4.ADDITIONAL TERMS AND PROVISIONS.

A.Debtor’s Warranties and Obligations.

(1)Filing. Except for the security interest granted hereby, Debtor is the sole owner of the Collateral.  No financing statements or other Security Agreement covering any of the Debtor’s other property of the type, kind or class of Collateral is or will be given to any other person or on file in any public office except in favor of Secured Parties without Secured Parties’ written consent.  Debtor agrees to sign and deliver one or more financing statements or other instruments as Secured Parties may require complying with applicable law to preserve, protect and enforce the security interest of Secured Parties.

(2)Care of Property.  Debtor shall keep the Collateral free from all liens, encumbrances and security interests; pay when due all taxes and other charges upon it; not sell, misuse, conceal or in any way dispose of it except as specifically authorized in writing by Secured Parties.  Loss or damage to the Collateral shall not release Debtor from any obligations hereunder.

(3)Right to Protect.  To preserve the Collateral or the priority or perfection of the Secured Parties’ interest, Secured Parties may act in Debtor’s name or otherwise or advance funds for the same and such advances shall be one of the obligations secured hereby and shall be immediately payable.  Such funds shall include necessary costs and attorneys’ fees involved in initiating or defending any action necessary to protect the security interest of the Secured Parties

(4)Proceeds.  If Collateral is sold, exchanged or otherwise disposed of with or without Secured Parties’ consent, Secured Parties shall have a first prior lien on all proceeds.  Nothing contained herein shall constitute Secured Parties’ consent to any sale, exchange or other disposition unless expressly granted in writing.

(5)Assignment.  The Secured Parties shall be entitled to assign its rights under this Security Agreement.  If Secured Parties assigns this Agreement, the assignee shall be entitled to performance of all of Debtor’s obligations and agreements, and Debtor will assert no claims or defenses he may have against Secured Parties against the assignee.

(6)Representative. The Secured Parties hereby: (i) designate Fred Cooper as the representative of the Secured Parties (the “Representative”) to act on behalf of the Secured Parties as their representative in accordance with the terms of the Security Agreement with respect to the filing of any initial financing statements and amendments thereto, and any termination statements thereof; (ii) agree and consent that the Representative be named as the sole secured party on any and all financing statements and security agreements filed pursuant to this Security Agreement for the ratable benefit of all the Secured Parties; and (iii) agree that the Representative is authorized to file any and all terminations of such financing statements at such time or times as it determines is appropriate pursuant to the Security Agreement. As soon as practicable following the execution and delivery of this Amendment and upon the authorization of the Representative on behalf of the Secured Parties, the Company shall file with the State of Delaware and any other offices that the Representative may reasonably request in writing an initial financing statement that contains any information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment.

(7)Priority of Liens. As between all Secured Parties, the security interests granted to the Secured Parties hereunder are in all respects pari passu security interests in the Collateral and cash proceeds received by KwikClick shall be allocated pro rata based on the outstanding balances of the Promissory Notes. For instance, if one Secured Party loaned half of the proceeds under the Promissory notes and another five persons are owed the balance, then the Secured Party who loaned half of the money shall be entitled to 50% of the recovery from the cash proceeds received by KwikClick and the other five persons shall divide up the remaining 50% based on their respective loan balances under their respective Promissory Note balances.

B.Default.  Debtor shall be in default hereunder if any of the following events occur:

(1)Debtor fails to pay any amount due under the Promissory Note on or by a Maturity Date defined in the Promissory Note.

(2)Debtor becomes insolvent or unable to pay debts as they mature, or makes an assignment for the benefit of creditors or any proceeding is instituted by or against Debtor alleging that Debtor is insolvent or unable to pay debts as they mature.

(3)Entry of judgment against Debtor, other than a judgment of the Secured Parties or its assigns.

(4)Transfer of a substantial part of the property of Debtor, contrary to the terms of the Promissory Note, or to a party other than the Secured Parties.

(5)An attachment, garnishment, execution or other process is issued or a lien filed against any property of the Debtor or the assessment of a tax deficiency against Debtor.

(6)Transfer of any interest in any of the Collateral, contrary to the terms of the Promissory Note, without the written consent of Secured Parties.

C.General.

(1)In the event of default, Debtor agrees to pay all costs of collection and all disbursements allowed by law, and such additional sums as attorneys’ fees as the judge of the court may adjudge reasonable.

(2)Debtor shall remain fully liable for any deficiency if Secured Parties undertakes to realize upon the Collateral and nothing shall limit Secured Parties’ right to collect the obligations directly from the Debtor without first realizing upon the Collateral.

(3)In the event of default, Secured Parties may realize upon the Collateral by sale in a private transaction and apply the proceeds from the sale toward Debtor’s obligations.

(4)Time is of the essence of this Agreement; failure to insist upon timely performance on one or more occasions shall not be a waiver of the right to insist upon timely performance on any other occasions.

(5)The full value and the whole of the Collateral is subject to Secured Parties’ security interest and to the terms of this Agreement even though the specific obligation against the Collateral is in an amount less than the said full value or based on less than all of said Collateral.

(6)Secured Parties has no duty to protect, insure, collect or realize upon the Collateral or to preserve rights in it against other persons, and nothing herein or otherwise shall limit Secured Parties’ right to collect the debts, liabilities and obligations directly from Debtor without first realizing upon the Collateral.

(7)Debtor authorizes Secured Parties, without notice or demand and without affecting Debtor’s debts, liabilities, or obligations to Secured Parties, from time to time to change, waive, and release any Collateral.

(8)Debtor will give Secured Parties prior written notice by registered mail of any change of residence or place of business and new address thereof.  All words used herein shall be construed to be of such gender and number as the circumstances require and all references to Debtor shall include all other persons primarily or secondarily liable hereunder.

(9)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah, which internal laws exclude any provision or interpretation of such laws that would call for, or permit, the application of the laws of any other state or jurisdiction, and any dispute arising therefrom and the remedies available shall be determined solely in accordance with such internal laws.  Venue for any dispute arising from this Agreement or the parties’ relative rights and obligations hereunder shall be in the State Courts of the State of Utah, and each party hereto consents to the personal jurisdiction of said Court.

(10)Any provision hereof found to be invalid shall not invalidate the remainder.

(11)This Agreement binds the Debtor, its representatives, successors and assigns and inures to the benefit of the Secured Parties, its successors and assigns.

(12)This document was prepared by corporate counsel for the Debtor. The Debtor’s corporate counsel may currently represent the Secured Parties, of any of them, in matters unrelated to this Agreement. The Secured Parties acknowledge that the Debtor’s corporate counsel does not represent the Secured Parties in connection with this Agreement. The Parties by entering this Agreement acknowledge that they have been advised to seek the advice of independent counsel of their own choosing and have been further advised to not rely on the Debtor’s corporate counsel for business or legal decisions in relation to entering into this Agreement.

(13)This Agreement constitutes the entire agreement as to the subject matter hereof between parties and may not be altered or amended except by written agreement of the parties.

(14)This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[Signature page follows]

IN WITNESS WHEREOF, we have executed this Security Agreement the day and year first above written.

DEBTOR

KWIKCLICK, INC.

By:______________________________

Jeff Yates

Its:CFO

SECURED PARTY

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